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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2002

PHARSIGHT CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. El Camino Real, Suite 200
Mountain View, CA 94040
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 314-3800

Item 5.    Other Events.

        On June 26, 2002, Pharsight Corporation, a Delaware corporation (the "Company"), completed a sale of its securities to investors in a private placement pursuant to a Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement"). In the Purchase Agreement, the Company agreed to sell up to an aggregate of 1,814,662 units (each a "Unit," and collectively the "Units") to certain entities related to Alloy Ventures(1) and the Sprout Group(2), both of which are existing stockholders of the Company(3). Each Unit consists of one share of the Company's Series A preferred stock convertible into four shares of its common stock and a warrant to purchase one share of the Company's common stock.

(1)
Craig Taylor, Douglas E. Kelly, John F. Shoch and Tony Di Bona are managing members ("Managing Members") of Alloy Ventures 2000, LLC ("Alloy Ventures") and general partners of AMC Partners 96, L.P. ("AMC"). As Alloy Ventures and AMC are under common control by the Managing Members, for the purposes of this Form 8-K shares of the Company beneficially owned by AMC have been aggregated with shares of the Company beneficially owned by Alloy Ventures. Douglas E. Kelly is a member of the Board of Directors of the Company. W. Ferrell Sanders is a general partner of AMC and a member of the Board of Directors of the Company. Alloy Ventures is located at 480 Cowper Street, Palo Alto, CA 94301.

(2)
Philippe O. Chambon is a member of the Board of Directors of the Company and is an employee of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, L.P. and a general partner of Sprout CEO Fund, and he is a Vice President of the Sprout Group, which is a division of DLJ Capital Corp. Dr. Chambon is a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. The Sprout Group is located at Eleven Madison Avenue, 13th Floor, New York, NY 10010.

(3)
The following table indicates the beneficial ownership of the Company's voting securities held by Alloy Ventures (see footnote 1, above) and the Sprout Group (see footnote 2, above): (1) upon the Initial Closing, and (2) upon the Second Closing.

(1) Initial Closing (June 26, 2002)	Common Stock	Warrants	Total Shares Beneficially Owned		% Voting Securities Beneficially Owned
Alloy Ventures	4,053,908	323,974	4,377,882(a	)	21.86%
The Sprout Group	3,922,718	529,592	4,452,310(b	)	20.79%
(2) Second Closing
Alloy Ventures	6,753,912	998,975	7,752,887(a	)	33.13%
The Sprout Group	5,433,682	907,333	6,341,015(b	)	27.21%

Beneficial ownership is determined by including shares and warrants (or such portion thereof) that are convertible or exercisable currently or within 60 days following the date of this Form 8-K, and excludes shares underlying Series A preferred stock warrants held by any person other than the named party.

(a)        Does not include 15,000 options to purchase shares of common stock held by Douglas E. Kelly. Does not include options to purchase 15,000 shares of common stock held by W. Ferrell Sanders.

(b)        Does not include 15,000 options to purchase shares of common stock held by Philippe O. Chambon.

        The sale and issuance of the Units under the Purchase Agreement is structured to close in two phases. The first phase (the "Initial Closing") was completed on June 26, 2002, pursuant to which the Company sold an aggregate of 761,920 Units. In the second phase, which is expected to close in September 2002 (the "Second Closing"), the Company expects to sell an additional 1,052,742 Units. The Second Closing is subject to stockholder approval.

        The purchase price for each Unit is $4.133, which is the sum of $4.008 (four times the underlying average closing price for the Company's common stock over the five trading days prior to the Initial Closing (i.e. $1.002)) and $0.125. The Series A preferred stock is redeemable at any time after five years from issuance upon the affirmative vote of at least 75% of the holders of Series A preferred stock, and is redeemable at a price of $4.008 per share plus any unpaid dividends with respect to such share. Each share of Series A preferred stock is convertible into four shares of the Company's common stock at the election of the investor or upon the occurrence of certain other events. The holders of Series A preferred stock are entitled to receive, but only out of legally available funds, quarterly dividends at the rate of 8% per year, which are payable in cash or Series B preferred stock. These quarterly dividends will commence in September 2002. Additional rights, privileges and preferences of the preferred stock are set forth in the Certificate of Designations, incorporated by reference as Exhibit 3.4 hereto.

        The warrants are exercisable for a period of five years from issuance with an exercise price of $1.15 per share. Additional information regarding the warrants is set forth in the Form of Warrant, incorporated by reference as Exhibit 10.32 hereto.

        The aggregate amount of Series A preferred stock to be issued in the transaction may be converted into approximately 7.3 million shares of the Company's common stock. Upon exercise of the warrants to purchase up to 1.8 million shares of the Company's common stock, the Company would receive proceeds of $2.1 million, or $1.15 per share, in addition to the $7.5 million of proceeds received from the sale of the Units.

        The Sprout Group funded its purchase of the Units with cash from its own account. Alloy Ventures funded the majority of its purchase of the Units with cash from its own account and acquired the remaining Units with cash available under a credit line with Silicon Valley Bank(4).

(4)
The credit line was established pursuant to the terms of two separate loan agreements, dated November 20, 2001, between Silicon Valley Bank (the "Bank") and each of Alloy Investors 2000, L.P. ("Alloy Investors") and Alloy Corporate 2000, L.P. ("Alloy Corporate"). Alloy Ventures is the General Partner of Alloy Investors and Alloy Corporate. Pursuant to the terms of the loan agreements, advances from the credit line may be made to Alloy Investors and Alloy Corporate for up to $5,610,000 and $3,290,000, respectively, or the "Borrowing Base" (as such term is defined in the loan agreements), whichever is less. Advances from the credit line accrue interest on any outstanding principal balance at a per annum rate equal to the Bank's most recently announced prime rate. The loan agreements terminate on November 20, 2002, at which time all prior advances on the credit line become immediately payable. The loan agreements are attached as Exhibits 99.2 and 99.3 hereto.

        The foregoing is a summary description of the terms of the Purchase Agreement and the other documents contemplated therein, and by its nature is incomplete. The foregoing is qualified in its entirety by the text of these documents, copies of which are incorporated by reference as Exhibits 10.31 and 10.32 hereto and incorporated herein by reference. All readers of this Current Report on Form 8-K are encouraged to read the entire text of the Purchase Agreement and the other documents incorporated by reference hereto.

        On June 26, 2002, the Company issued a press release announcing the sale of its shares pursuant to the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

        The Company plans to file a preliminary proxy statement with the Securities and Exchange Commission relating to the solicitation of proxies in connection with a special meeting of stockholders to approve the Second Closing. The Company strongly advises all stockholders to read such preliminary proxy statement when it becomes available, because it will contain important information. When filed, the preliminary proxy statement will be available at no charge on the Securities and Exchange Commission's web site at www.sec.gov.

Item 7.    Financial Statements and Exhibits.

  (a)
  Financial statements of business acquired. Not applicable.

  (b)
  Pro forma financial information. Not applicable.

  (c)
  Exhibits.

Exhibit No.	Description
3.4*	Certificate of Designations of Series A and Series B Convertible Preferred Stock of Pharsight Corporation, as filed with the Secretary of State of the State of Delaware on June 26, 2002.
10.31*	Preferred Stock and Warrant Purchase Agreement, dated June 25, 2002.
10.32*	Form of Warrant for the Purchase of Shares of Common Stock.
10.33	Loan Modification Agreement, dated June 26, 2002, by and between Pharsight Corporation and Silicon Valley Bank.
99.1	Press release entitled, "Pharsight Announces First Closing of Private Offering of Preferred Stock and Warrants," dated June 26, 2002.
99.2	Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Investors 2000, L.P.
99.3	Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Corporate 2000, L.P.

*
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 2002, as filed with the Securities and Exchange Commission on July 1, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION
	By:	/s/ LESLIE E. WRIGHT
	Name:	Leslie E. Wright
	Title:	Interim Chief Financial Officer
Dated: July 8, 2002

INDEX TO EXHIBITS

3.4*	Certificate of Designations of Series A and Series B Convertible Preferred Stock of Pharsight Corporation, as filed with the Secretary of State of the State of Delaware on June 26, 2002.
10.31*	Preferred Stock and Warrant Purchase Agreement, dated June 25, 2002.
10.32*	Form of Warrant for the Purchase of Shares of Common Stock.
10.33	Loan Modification Agreement, dated June 26, 2002, by and between Pharsight Corporation and Silicon Valley Bank.
99.1	Press release entitled, "Pharsight Announces First Closing of Private Offering of Preferred Stock and Warrants," dated June 26, 2002.
99.2	Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Investors 2000, L.P.
99.3	Loan Agreement, dated November 20, 2001, between Silicon Valley Bank and Alloy Corporate 2000, L.P.

*
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 2002, as filed with the Securities and Exchange Commission on July 1, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS